UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 11, 2005

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-16244	11-2989601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Sunnyside Boulevard, Suite B, Woodbury, New York 11797

(Address of principal executive offices, including zip code)

(516) 677-0200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02   Results of Operations and Financial Condition.

On February 11, 2005, Veeco Instruments Inc. issued a press release (1) announcing the postponement of the release of its audited results for the fourth quarter and full year ended December 31, 2004 pending completion of an internal investigation of improper accounting transactions at its TurboDisc division, (2) providing a financial update of revenues and orders for the fourth quarter and full year ended December 31, 2004 and (3) describing the on-going internal accounting investigation.  A copy of the press release is attached hereto as Exhibit 99.1.

In light of this investigation, the Company has agreed not to borrow under its $100 million revolving credit facility until further notice to its lenders.  The Company has no borrowings or other obligations currently outstanding under this facility other than a $300,000 stand-by letter of credit.  The Company believes that its existing cash balances, which were approximately $100 million at December 31, 2004, together with cash generated from operations are sufficient to meet its current working capital and other cash flow requirements.

The information in this report, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit	Description

99.1	Press release issued by Veeco Instruments Inc., dated February 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEECO INSTRUMENTS INC.

February 11, 2005	By:	/s/ Gregory A. Robbins
Gregory A. Robbins
Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description

99.1	Press release issued by Veeco Instruments Inc. dated February 11, 2005.